UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported): April 30, 2017

                               CEL-SCI CORPORATION
                          ----------------------------
             (Exact name of registrant as specified in its charter)


        Colorado                        001-11889                 84-0916344
  ------------------------         -----------------          ---------------
(State or other jurisdiction     (Commission File No.)      (IRS Employer
      of incorporation)                                      Identification No.)

                              8229 Boone Blvd. #802
                                Vienna, VA 22182
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          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (703) 506-9460

                                       N/A
                 -----------------------------------------------
          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

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Item 1.01   Entry Into a Material Definitive Agreement.

     On April 30, 2017, CEL-SCI Corporation ("CEL-SCI") entered into a securities purchase agreement with an institutional investor whereby it sold 13,199,000 shares of its common stock for aggregate gross proceeds of $1,517,885, or $0.115 per share, in a registered direct offering. The closing of the offering is expected to take place on or about May 3, 2017, subject to the satisfaction of customary closing conditions.

     In a concurrent private placement, CEL-SCI also issued to the purchaser of CEL-SCI's common stock, referred to in the preceding paragraph, warrants (Series
KK) to purchase 9,899,250 shares of CEL-SCI's common stock. The warrants can be exercised at a price of $0.1214 per share, commencing six months after the date of issuance and ending five and a half years after the date of issuance. The warrants and the shares of common stock issuable upon the exercise of the warrants are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933 and Rule 506(b) promulgated thereunder.

     Rodman & Renshaw, a unit of H.C. Wainwright & Co. (the "Placement Agent"), acted as the exclusive placement agent in connection with the offering.

     The net proceeds to CEL-SCI from the transaction, after deducting the placement agent's fees and expenses and CEL-SCI's estimated offering expenses, are expected to be approximately $1,347,000. CEL-SCI intends to use the net proceeds from the offering for its clinical trials and general corporate purposes. CEL-SCI has not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes.

     The shares of common stock were offered and sold by CEL-SCI pursuant to an effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the "SEC") on July 1, 2015 and subsequently declared effective on October 30, 2015 (File No. 333-205444) (the "Registration Statement"), and the base prospectus dated as of October 30, 2015 contained therein. CEL-SCI has filed a prospectus supplement and an accompanying prospectus with the SEC in connection with the sale of the common stock.

     CEL-SCI has agreed to pay the Placement Agent a cash commission of 7% of the gross proceeds raised in the offering. CEL-SCI has also agreed to issue 659,950 warrants to the Placement Agent (the "Agent Warrants") as part of its compensation. The Placement Agent Warrants are subject to a 180-day lock-up and may be exercised at any time on or after October 30, 2017 and on or before April 30, 2022 at a price of $0.14375 per share. The Placement Agent also has a twelve-month right of first refusal period, reimbursement of certain expenses in the amount of up to $30,000, indemnification and other customary provisions for transactions of this nature.

     On May 1, 2017, CEL-SCI issued a press release announcing that it had priced the offering. A copy of this press release is attached as Exhibit 99.

     The engagement agreement entered into with the Placement Agent, the forms of the Securities Purchase Agreement and the Series KK Warrant, and the Placement Agent Warrant are filed as exhibits to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.


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

Item 3.02   Unregistered Sales of Equity Securities

     The information contained above in Item 1.01 related to the Series KK Warrants and Placement Agent's Warrants is hereby incorporated by reference into this Item 3.02.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit     Description
-------     -----------

1.1 Engagement Agreement, dated April 30, 2017, by and among CEL-SCI Corporation and Rodman & Renshaw.

4(q)        Form of Warrant (Series KK).

4(r)        Placement Agent Warrant (Series LL).

5           Opinion of Hart & Hart, LLC.

10(sss)     Securities Purchase Agreement

23          Consent of Hart & Hart, LLC

99          Press Release dated May 1, 2017.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 2, 2017
                                         CEL-SCI CORPORATION



                                         By:  /s/ Patricia B. Prichep
                                              -------------------------------
                                             Patricia B. Prichep
                                             Senior Vice President of Operations